COMMERCIAL MORTGAGE DEED AND SECURITY AGREEMENT

TO ALL PEOPLE TO WHOM THESE PRESENTS SHALL COME, GREETING:

KNOW YE, That AMK WELDING, INC., a Delaware corporation having an office in Bay Shore, New York (hereinafter referred to as "Grantor" and/or "Mortgagor"), for the consideration of ONE ($1.00) DOLLAR and other good and valuable consideration, received to its full satisfaction from DYNAMIC MATERIALS CORPORATION, a Delaware corporation having an office in Boulder, Colorado (hereinafter referred to as "Grantee" and/or "Mortgagee"), do hereby give, grant, bargain, sell and confirm unto the said Mortgagee, its successors and assigns forever, all of their right, title and interest in and to that certain piece or parcel of land, together with the improvements thereon, situated in the Town of South Windsor, County of Hartford and State of Connecticut, known as 283 Sullivan Avenue, and more particularly bounded and described in Schedule A attached hereto and made a part hereof (collectively, the "Land"),

Together with all buildings, structures and improvements of every nature whatsoever (collectively, the "Improvements") now or hereafter situated on the Land and all building materials, supplies and other property stored or delivered to the site of the Land or at other locations for incorporation into the Improvements located or to be located on the Land, and all fixtures, machinery, appliances, equipment, furniture and personal property of every nature whatsoever now or hereafter owned by Grantor and located in or on, or attached to, and used or intended to be used in connection with or with the operation of, the Land or Improvements, or in connection with any construction being conducted or which may be conducted thereon, and all extensions, accessories, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing, and all of the right, title and interest of Grantor in and to such personal property or which, to the fullest extent permitted by law, shall be conclusively deemed fixtures and a part of the real property encumbered hereby.

Together with all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and all appurtenances whatsoever, in any way belonging, relating or appertaining to any of the property described herein, or which hereinafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Grantor,

Together with (i) all estate, right, title and interest of Grantor of, in and to all judgments, insurance proceeds, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of the property described herein or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the property described herein any part thereof, or to any rights, appurtenant thereto, and all proceeds of any sales or other dispositions of the property described herein or any part thereof; and Grantee is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances therefor, and (if it so elects) to apply the same toward the payment of the indebtedness and other sums secured hereby, notwithstanding the fact that the amount owing thereon may not then be due and payable; and (ii) all contract rights, general intangibles, actions and rights in action, including without limitation, all rights to insurance proceeds and unearned premiums arising from or relating to the property described herein; and (iii) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the property described herein,

Together with all leasehold estate, right, title and interest of Grantor in and to any and all leases or subleases pertaining to the Premises or any portion thereof, whether now or hereafter existing or entered into, and all right, title and interest of Grantor thereunder, including, without limitation, all cash, security deposits, advance rentals, rents, issues, royalties, profits and payments of similar nature, the assignment of which hereunder shall constitute an absolute and present assignment,

The Land, Improvements and all other property described above is herein referred to collectively as the "Premises".

TO HAVE AND TO HOLD the above granted and bargained premises with the privileges and appurtenances thereof unto it, the said Grantee, its successors and assigns forever, to its and their own use and behoof.

AND ALSO, the said Grantor, for it and its successors and assigns, covenants with the Grantee, its successors and assigns, that at and until the ensealing of these presents, it is well seized of the Premises as a good indefeasible estate in fee simple and have good right to bargain and sell the same in manner and form as above written, and that the same is free from all encumbrances whatsoever except as set forth on Schedule B.

AND FURTHERMORE, the said Grantor, by these presents, binds itself, its successors and assigns forever, to warrant and defend the above granted and bargained premises to it, the said Grantee, and its successors and assigns, against all claims and demands whatsoever, except as aforesaid.

THE CONDITION OF THIS DEED IS SUCH THAT WHEREAS, the Grantor and Air Industries Group, a Nevada corporation are justly indebted to the Grantee by virtue of a Promissory Note in the amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00), as evidenced by said Note of even date herewith, payable to Grantee or order, and with a maturity date as more particularly described in the Note, a copy of said Note is attached hereto as Schedule C and made a part hereof; and

The Grantor hereto hereby further covenants and agrees to:

1.           Keep all improvements erected on or to be erected on said premises insured against loss by fire or such other hazards, as the Grantee may require, including without limitation, all-risk coverage, in an amount equal to not less than the full contemplated amount of the loan or 100% of the guaranteed replacement cost without depreciation of the completed improvements, with Lender named as First Mortgagee under the Connecticut standard form of noncontributory mortgagee endorsement.  Such policy shall provide that it may not be cancelled without thirty (30) days' prior written notice to the Grantee and shall, at Grantee's option, be deposited with the Grantee and maintained in full force and effect by Grantor throughout the term of the mortgage loan.  All renewal policies, at the option of the Grantee, shall be deposited with Grantee with premiums paid by Grantor at least ten (10) days before the expiration of the old policies; and the Grantor agrees that upon failure to maintain the insurance as above stipulated, or to deliver said renewal policies if the Grantee so requires, or to pay the premiums, the Grantee, upon no less than five (5) days notice to Grantor, may effect such insurance and pay the premiums therefor, and all sums so expended shall be immediately paid by the Grantor, and unless so paid, shall be deemed part of the money secured hereby and shall bear interest at the then prevailing rate of this mortgage, and thereupon the entire principal sum unpaid, including such sums as may have been paid for premiums of insurance, as aforesaid, and any and all other sums which shall be payable hereunder shall become due and payable forthwith at the option of the Grantee, anything herein contained to the contrary notwithstanding.  In case the Grantee elects under this paragraph to advance insurance premiums, the receipt of the insurance company in which said insurance is placed shall, with respect to any such insurance premiums, be conclusive evidence of the amount and fact of payment thereof. In case of loss and payment by any insurance company, the amount of insurance money received shall be applied either on the indebtedness secured hereby, or in rebuilding and restoring the damaged property as the Grantee may elect.  The Grantor shall claim no cancellation or return of any policy or premium except from and after the satisfaction or redemption of this mortgage by the Grantor. Any policies referred to herein shall be written by companies acceptable to Grantee and licensed to do business in the State of Connecticut.

2.           Furnish the Grantee with satisfactory evidence that Grantor has in effect public liability, and property damage insurance in an amount and with an insurance company acceptable to the Grantee, which said company shall be licensed to do business in the State of Connecticut.

3.           Provide flood insurance in an amount sufficient to meet federal requirements if the premises secured herein are in an area designated by the Federal Government as being flood prone. In addition, provide demolition insurance and/or an endorsement for any contingent liability from the operation of building laws if it is found that there is an encroachment over building lines or a violation applicable to zoning regulations or if any building is determined to be non-conforming and there is any restriction imposed upon rebuilding which could legally prevent such rebuilding, in an amount sufficient in Lender's sole discretion to protect against any diminution in value as a result thereof.

4.           Furnish to the Grantee, without expense to the Grantee, financial statements, tax returns and records of the Grantor, hereby upon the reasonable request of Grantee and fiscal year end compilation statements of the Grantor prepared in accordance with generally accepted accounting principles consistently applied, satisfactory to Grantee, sufficiently detailed as the Grantee may reasonably require.  Said year-end statements shall include, without limitation, a balance sheet and an income and expense statement, shall be furnished to the Grantee within one hundred twenty (120) days after the end of each calendar or fiscal year.

5.           Furnish all such waivers and releases of liens or claims on said premises, equipment and accessions thereto, and such surveys as the said Grantee may deem necessary or reasonably request for the protection of this mortgage; and pay, when due, all insurance premiums, water rates, taxes and assessments, levied or assessed, upon the said property and upon the note, or debt hereby secured, including excess mortgage taxes.  If Mortgagor fails to perform or comply with any of the covenants and agreements contained section above, Grantee, upon five days prior notice to Grantor, shall have the right, but not the obligation, to cure such default and to add the cost of same, including attorney's fees, with interest at the rate provided in the note secured hereby to the mortgage debt secured herein.  In the event of any such default, the entire remaining unpaid balance secured by this mortgage shall immediately become due and payable at the option of the Grantee.

6.           Obtain the express written consent of the Grantee before they shall sell, lease, mortgage, encumber or otherwise transfer any of their interest or ownership in the property which is the subject of this mortgage.  Further the Grantor agrees not to change or modify any leases without the express written consent of the Grantee.  It is expressly understood by the Grantor that in the event of such unauthorized transfer, encumbrance or modification, the whole of said principal sum or so much thereof as shall remain unpaid plus any accrued interest and charges, if any, shall immediately become due and payable at the option of the Grantee.

7.           Pay all costs, charges, and expenses, including reasonable attorney's fees, incurred by the Grantee in any foreclosures or other legal proceeding for collection of the debt hereby secured and in protecting this mortgage as a first lien on the said premises and/or sustaining the lien of this mortgage and in any other litigation or controversy arising from or connected with this mortgage or the debt hereby secured.

8.           Obtain the Grantee's written consent before beginning to demolish, remove, or substantially alter any of the buildings on the premises or fixtures or equipment therein.

9.           Hereby make and adopt all provisions and promises in the Note hereinafter described as covenants of the Grantor herein and as part of this deed.

10.           Keep the buildings and other improvements upon said premises in good order and repair so long as the debt hereby secured or any part hereof remains unpaid.

11.           Permit the Grantee or its agents including, without limitation, an independent engineering firm selected by Grantee, to make a thorough inspection of the property mortgaged hereunder as Grantee may reasonably require and effect whatever reasonable repairs or replacement Grantee may require to maintain said property in good condition, if Grantor fails to do so, such inspection fees, repairs and replacements to be at Grantor's sole cost, to be paid by Grantor on demand and to become part of the debt secured hereby and to be subject to interest thereon until paid at the rate set forth in the Note.

12.           Pay the note and all indebtedness secured hereby in such lawful money of the United States of America as shall be legal tender in payment of all debts and dues, public and private, at the time of such payment.

13.           At all times keep, perform and observe all the covenants, agreements, terms, provisions, conditions and limitations of all leases covering all or a portion of the mortgaged property on its part as landlord to be kept, performed and observed, and will do all things necessary to prevent default on its part hereunder.  The Grantor, within ten (10) days after receipt of written request from the Grantee, will assign to the Grantee, such leases covering portions of the real property included in the mortgaged property as shall not have previously been assigned to the Grantee and shall be specified in such request, under a form of assignment which shall be acceptable to the Grantee, and the Grantor agrees not to assign any such leases or rents accruing from any of the mortgaged property to anyone but the Grantee.

14.           Refrain from obtaining additional financing on the Premises without the prior written consent of the Grantee, which consent may be unreasonably withheld.

15.           Shall keep and maintain proper and accurate books, records and accounts reflecting all items of income and expense received or paid by the Grantor or any other person in connection with the Premises and all business operations conducted at or from the Property.  The Grantee shall have the right at any time during normal business hours to examine and copy any such books, records and accounts wherever located.

16.           Shall pay a late charge equal to five (5%) percent of any sums not received by Grantee within ten (10) calendar days after its due date and default interest, if any, as set forth in the Note.

17.           In the event of condemnation or other taking of the property, or part thereof, or for conveyance in lieu of condemnation or other taking, the proceeds of any award or claim for damages, direct or consequential, are hereby assigned and shall be paid to the Grantee to the extent of sums due Grantee. The Grantor hereby authorizes and grants a power of attorney to the Grantee to endorse any checks or drafts and execute any releases as may be necessary to effectuate this clause.

18.           In the event of default by the Grantor under any encumbrance having priority over this mortgage covering the property mortgaged hereby or in the event of any proceedings brought with respect to the property, including, but not limited to code enforcement, building, housing or fire code or zoning violations, the Grantee shall have the right, but not the obligation, to cure such default and to add the cost of same, including attorney's fees, with interest at the rate provided in the note secured hereby to the mortgage debt secured herein.  In the event of any such default, the entire remaining unpaid balance secured by this mortgage shall immediately become due and payable at the option of the Grantee.

19.           This Mortgage and the Note secured hereby are to be governed by and construed in accordance with the laws of the State of Connecticut.

20.           The Grantor upon request shall deliver to the Grantee all reports, licenses, permits, approvals, orders, agreements, options, and applications relating to or affecting the Premises.

21.           The Grantor represents and warrants that as of the date of this Mortgage:

A.           The fair market value of Grantor’s assets exceeds their liabilities and no bankruptcy or insolvency proceedings are pending or to the knowledge of Grantor contemplated by or against the Grantor.

B.

C.           The property and all Improvements thereon are in good order and repair, have not suffered any damage from fire or other casualty, and to the knowledge of Grantor, no part of the Premises has been condemned or taken by eminent domain and no condemnation or other taking of the Premises or any part thereof is threatened or pending, or has been threatened with, any other title proceedings.

D.           To the knowledge of the Grantor, there is no action, suit or proceeding pending, or, , threatened against or materially affecting the Premises or the business operations conducted at or from the Premises or the business operations conducted at or from the Property or which involve the possibility of any judgment or liability not fully covered by insurance.

E.           The Grantor is not a party to or bound by any contract, agreement or other instrument, or subject to any other restriction or any judgment, order, writ, injunction, decree, rule or regulation which now or in the future may materially and adversely affect the business, operations, properties, assets or condition, financial or otherwise, of the Premises.

22.           Grantor hereby grants to Grantee a security interest in all fixtures, machinery, appliances, equipment, furniture and personal property of every nature whatsoever now or hereafter owned by the Grantor and located in or on, or attached to, and used or intended to be used in connection with or with the operation of, the Land or Improvements, or in connection with any construction conducted thereon, and all extensions, accessions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing, and all of Grantor's contract rights in contracts and agreements now or hereafter existing with respect to the Premises, including, without limitation, Grantor's construction contracts and contracts with architects, engineers and subcontractors.  This Mortgage is a self-operative security agreement and is intended to be effective as a financing statement pursuant to the Connecticut Uniform Commercial Code, but Grantor agrees to execute and deliver on demand such other security agreements, financing statements and other instruments as Grantee may request in order to perfect its security interest or to impose the lien hereof more specifically upon any of such property.  Grantee shall have all the rights and remedies in addition to those specified herein of a secured party under the Connecticut Uniform Commercial Code.

23.           No right, power or remedy conferred upon or reserved to Grantee by the Note, this Mortgage or any other instrument securing the indebtedness is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and in addition to any other right, power and remedy given hereunder or under the Note or any other instrument securing the indebtedness, or now or hereafter existing at law, in equity or by statute.

24.           Grantee shall not be compelled to release, or be prevented from foreclosing or enforcing, this Mortgage upon all or any part of the property hereby mortgaged, unless the entire debt and all items hereby secured shall be paid in lawful money as aforesaid; and shall not be required to accept any part or parts of the Premises as distinguished from the entire whole thereof, as payment of or upon the said debt to the extent of the value of such part or parts; and shall not be compelled to accept or allow any apportionment of the said debt to or among any separate parts of the Premises.

AND IT IS MUTUALLY AGREED THAT:

1.           Any failure by the Grantee to insist upon the strict performance by the Grantor of any of the terms and provisions herein or in the Note or other documents relating to the loan or other security therefor shall not be deemed to be a waiver of any of the terms and provisions herein or therein, and the Grantee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Grantor of any and all of the terms and provisions of this Mortgage or the Note secured hereby to be performed by the Grantor.

2.           All the provisions and covenants herein contained shall bind, and the benefits and advantages shall inure to the benefit of the respective successors and assigns of the Grantor and the Grantee, except as expressly herein provided.  Whenever and wherever used, the singular number shall include the plural, the plural, the singular, and the use of any gender shall be applicable to all genders.

3.           This entire contract is primarily one between the Grantor and the Grantee and if the Grantor or any subsequent owner of said premises during their period of ownership, or any guarantor of the note secured by this mortgage, shall be adjudged bankrupt or insolvent, or if the buildings on the said premises shall be substantially damaged in any manner and not covered by insurance, or if the Grantor shall have violated or failed to perform any of the terms and provisions in this instrument, or in the said note, or if the Grantor or any guarantor are in default of any other agreement or financing with Grantee, its successors and assigns whether now existing or hereafter arising, the entire indebtedness hereby secured shall, at the option of the said Grantee, become due and payable immediately without necessity for demand or notice.

THE GRANTOR HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED ARISING OUT OF THIS MORTGAGE OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE BETWEEN THE GRANTOR AND GRANTEE IN CONNECTION WITH THE TRANSACTION EVIDENCED BY THIS MORTGAGE AND SECURITY AGREEMENT OR ANY GUARANTY HEREOF. THE GRANTOR ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEY.

THE GRANTOR HEREBY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS MORTGAGE DEED AND SECURITY AGREEMENT IS A PART OF A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR BY OTHER APPLICABLE LAW, THE GRANTOR HEREBY WAIVES (A) ALL RIGHTS TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER IN CONNECTION WITH ANY AND ALL PREJUDGMENT REMEDIES TO WHICH THE GRANTEE OR ANY SUBSEQUENT HOLDER OF THIS NOTE MAY BECOME ENTITLED BY VIRTUE OF ANY EVENT OF DEFAULT OR PROVISION OF THIS MORTGAGE AND SECURITY AGREEMENT, AND (B) ALL RIGHTS TO REQUEST THAT THE GRANTEE OR ANY SUBSEQUENT HOLDER OF THIS NOTE POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT THE GRANTOR OR ANY OTHER LIABLE PARTY AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY THE GRANTEE OR ANY SUBSEQUENT HOLDER OF THIS MORTGAGE DEED AND SECURITY AGREEMENT BY VIRTUE OF ANY EVENT OF DEFAULT OR OTHER PROVISION OF THIS MORTGAGE DEED AND SECURITY AGREEMENT, AND THE GRANTOR HEREBY CONSENTS TO THE ISSUANCE OF ANY SUCH PREJUDGMENT REMEDY WITHOUT SUCH A BOND.

4.            A recordable Satisfaction of Mortgage Deed and Security Agreement shall be delivered to Grantor in exchange for the satisfaction of the obligations secured hereby.

NOW, THEREFORE, if all covenants, stipulations and agreements of said Grantor herein contained shall be fully and faithfully performed and the Note above described shall be well and truly paid according to its tenor, then this Deed shall be void, otherwise to remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has hereunto signed this instrument this 1st day of October, 2014.

Signed and Delivered
in the presence of:

AMK WELDING, INC., a Delaware corporation

/s/ Kristie Ciaccio	By: /s/Peter Rettaliata
Printed Name: Peter Rettaliata
Its: Vice President
Hereunto Duly Authorized
Kristie Ciaccio

STATE OF                       :
                                           :    ss. __________            October ___, 2014
COUNTY OF                    :

Personally appeared ___________________, ________________of AMK Welding, Inc., a Delaware corporation, signer of the foregoing instrument and acknowledged the same to be his/her free act and deed as such __________ of AMK Welding, Inc. and the free act and deed of said corporation, before me.

__________________________________________ Commissioner of the Superior Court Notary Public, My comm. expires:

SCHEDULE A
THE LAND

Third Piece:

Said First Piece, Second Piece and Third Piece being the same premises conveyed to the Mortgagor herein by deed from Dynamic Materials Corporation, a Delaware corporation recorded April 21, 2010 in Volume 2107 at Page 230 of the South Windsor Land Records.

SCHEDULE B
PERMITTED ENCUMBRANCES

Sanitary sewer caveat in favor of the Town of South Windsor dated April 16, 1971 and recorded in Volume 136 at Page 124 of the South Windsor Land Records.

SCHEDULE C
NOTE

[See attached.]